EXHIBIT 5.1


                                  Law Offices
                            WILLIAM J. REILLY, ESQ.
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                              New York, N.Y. 10013
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                          e-mail: WJReilly@hotmail.com

WILLIAM J. REILLY
ATTORNEY AT LAW

JOSEPH W. PLUNKETT, JR.
BRIAN DONNARD
OF COUNSEL


                                                                 July 26, 2005

To:  The Board of Directors
Tradestream Global Corp.


Re: Registration Statement on Form S-8


Gentlemen:

     I have acted as counsel to Tradestream Global Corp. (the "Company"), a Delaware Corporation, pursuant to a Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on or about July 26, 2005 (the "Registration Statement"), covering an aggregate of 1,000,000 shares of the Company's Common Stock, $0.0001 par value (the "Common Stock") issuable pursuant to the Company's 2005 Incentive Stock Option Plan.

     In acting as counsel for the Company and arriving at the opinions as expressed below, I have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as I have deemed necessary or appropriate as a basis for the opinions expressed herein.

     In connection with my examination I have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostatted copies.

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     Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

     1. The Company has authority to issue the Common Stock in the manner and under the terms set forth in the Registration Statement.

     2. The Common Stock has been duly authorized and when issued, delivered and paid for by recipients in accordance with their respective terms, will be validly issued, fully paid and non-assessable.

     I express no opinion with respect to the laws other than those of the State of Delaware and Federal Laws of the United States of America, and we assume no responsibility as to the applicability or the effect of the laws of any other jurisdiction.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.

     I am furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company no one is entitled to rely on this opinion.



                                                  Very truly yours,

                                                  /s/ William J. Reilly

                                                  WILLIAM J. REILLY